Exhibit 99.1

                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]

IMMEDIATE RELEASE
December 3, 2003

               UNITED NATURAL FOODS, INC. NAMES STEVEN H. TOWNSEND
                         CHAIR OF THE BOARD OF DIRECTORS

                      ANNOUNCES 2003 ANNUAL MEETING RESULTS

Dayville, Connecticut - December 3, 2003 -- United Natural Foods, Inc. (Nasdaq:
UNFI) announced that during today's Board of Directors meeting, Steven H. Townsend, Chief Executive Officer of United Natural Foods, was elected Chair of the Board of Directors. Mr. Townsend, a member of the Board of Directors since December 2000 and the Company's Chief Executive Officer since January 2003, has enjoyed a successful career of more then 20 years with United Natural Foods. Thomas B. Simone, Vice Chair of the Board of Directors, was elected to the newly created position of Lead Independent Director. Mr. Simone will be responsible for coordinating the activities of the Company's independent directors.

Michael S. Funk, who has served as Chair of the Board of Directors since January 2003 and has been a member of the Board of Directors since February 1996, is stepping down from the Chair position as the final component of the Company's current executive succession plan. Mr. Funk, who has been affiliated with United Natural Foods and its predecessors since 1976, will continue to provide strategic insight and counsel to the Company as a Director. Mr. Funk served as the Company's Vice Chair of the Board of Directors from February 1996 until December 2002, as its Chief Executive Officer from December 1999 until December 2002 and as President from October 1996 until December 1999.

Mr. Townsend commented, "Michael has devoted his entire career to United Natural Foods, helping to build an organization that has become the premier certified organic distributor in the United States. We recognize his tremendous achievements, thank him for his strong leadership and commitment and look forward to his continued counsel for many years to come."

Mr. Funk noted, "United Natural Foods is well positioned to continue its leadership position in the industry and I'm extremely pleased with the vision we've established for the Company. Steve is an experienced and strong leader, who has been increasingly involved in determining the direction of the Company. His appointment as Chair recognizes his deep operating experience, leadership skills and wealth of strategic perspective."

United Natural Foods' Board of Directors consists of 8 members, 5 of whom are independent.
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Annual Meeting Results

The Company also announced the results of its Annual Meeting of Stockholders, held today at the Company's corporate offices located at 260 Lake Road, Dayville, CT 06241. United Natural Foods' stockholders elected three members to its Board of Directors, Richard Antonelli, Joseph M. Cianciolo and Stephen H. Townsend, each to serve a three year term as a Class I director until the Company's 2006 Annual Meeting of Stockholders. The Board presently consists of three classes of directors; each elected for a three-year term. Mr. Antonelli was elected to replace Kevin Michel who previously served on the Board of Directors as a Class I director.

Stockholders also ratified the continuing appointment of KPMG LLP as United Natural Foods' independent auditors for fiscal year 2004.

Stockholders can access a webcast replay of the annual meeting via the Investor Relations section of the Company's website at http://www.unfi.com. United Natural Foods will replay the webcast on their website through January 3, 2004.

About United Natural Foods

United Natural Foods, Inc. carries and distributes over 32,000 products to more than 14,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

For more information on United Natural Foods, Inc., visit the Company's web-site at www.unfi.com.

AT THE COMPANY:              FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Rick Puckett                 Joseph Calabrese           Susan Garland
Chief Financial Officer      General Information        Analyst Information
(860) 779-2800               (212) 445-8434             (212) 445-8458

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's quarterly report on Form 10-K filed with the Securities and Commission on October 22, 2003, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.